ADVANCE TECHNOLOGIES INC.


                                                                      EXHIBIT 99


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


     In connection with the Quarterly Report of Advance Technologies Inc. (the "Company") on Form 10-Q for the period ending March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Gary E. Ball, President and Director of the Company, certify, pursuant to 18 U.S.C. * 1350, as adopted pursuant to * 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/ GARY E. BALL
_____________________________________
Gary E. Ball
President and Director

May 14, 2003